Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 26, 2009, with respect to the consolidated financial statements and internal control over financial reporting in the Annual Report of Continental Resources, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Continental Resources, Inc. on Form S-8 (File No. 333-145320, effective August 10, 2007).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 26, 2009